Exhibit 10.41

EXECUTION VERSION

LIMITED FORBEARANCE TO CREDIT AGREEMENT

THIS LIMITED FORBEARANCE TO CREDIT AGREEMENT(this “Forbearance”) is entered into as of February 24, 2017 by and among STG GROUP, INC., a Delaware corporation (“Holdings”), STG, INC., a Virginia corporation (the “Administrative Borrower”), ACCESS SYSTEMS, INCORPORATED, a Virginia corporation (“Access”), STG GROUP HOLDINGS, INC., a Delaware corporation (“Parent”, and together with Holdings, the Administrative Borrower, and Access, collectively, the “STG Parties”), the lenders party hereto (the “Required Lenders”), MC ADMIN CO LLC, a Delaware limited liability company, as administrative agent under the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and PNC BANK, NATIONAL ASSOCIATION, as collateral agent under the Credit Agreement (as defined below) (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, Holdings, the Administrative Borrower, Access, Parent and the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of November 23, 2015 (as it may amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Administrative Borrower has informed the Administrative Agent and the Lenders that Holdings and the Borrowers have failed to comply with the covenants set forth in Section 11.08 through 11.10 of the Credit Agreement as of the last day of the fiscal quarter ending on December 31, 2016 and such events constitute Events of Default under Section of the Credit Agreement (collectively, the “Financial Covenant Defaults”);

WHEREAS, the Administrative Borrower has requested that the Administrative Agent and the Lenders forbear from exercising remedies with respect to the Financial Covenant Defaults for a limited period of time, as provided herein,

WHEREAS, the Administrative Borrower has requested that the Revolving Lenders continue to make Revolving Loans during the forbearance period, subject to the discretion of the RL Lenders; and

WHEREAS, the Administrative Agent and the Required Lenders (which includes the Majority Lenders with Revolving Loans and/or Revolving Commitments) are willing to forbear from exercising their rights with respect to the Financial Covenant Defaults on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.          Acknowledgment; Forbearance; No Waiver.

(a)          Acknowledgment of Rights and Remedies. Each STG Party (i) acknowledges that the Financial Covenant Defaults have occurred and (ii) acknowledges and agrees that but for the terms of this Forbearance, the Administrative Agent and the Lenders may, if they so elect, proceed to enforce their rights and remedies under the Credit Documents to collect the Obligations owing under the Credit Agreement and the other Credit Documents.

(b)          Forbearance. Subject to all of the terms and conditions set forth herein, the Administrative Agent and the Required Lenders agree to forbear from exercising their rights and remedies under the Credit Agreement and the other Credit Documents solely with respect to the Financial Covenant Defaults, until that date (the “Forbearance Termination Date”) which is the earliest to occur of: (i) the date on which any Event of Default (other than the Financial Covenant Defaults) occurs, including, without limitation, as a result of any failure to comply with any term set forth in this Forbearance, (ii) the date on which any STG Party makes any payment or prepayment of any claims that are junior or subordinated to the Obligations, other than as permitted by the Credit Agreement or with the prior written consent of the Administrative Agent, and (iii) March 31, 2017. As used herein, the term “Forbearance Period” shall mean the period beginning on the Forbearance Effective Date (as defined below) and ending on the Forbearance Termination Date.

               Each STG Party acknowledges that on and after the Forbearance Termination Date, the Agent and the Lenders may proceed, in accordance with the terms of the Credit Agreement and any other Credit Documents, whether with respect to the Financial Covenant Defaults or otherwise, to enforce any or all of their rights and remedies under or in respect of this Forbearance, the Credit Agreement, any of the other Credit Documents or applicable law, including, without limitation, the right: (i) to accelerate the Obligations, (ii) to commence any legal or other action to collect any or all of the Obligations from any or all of the STG Parties and any other person liable therefor and/or any Collateral, (iii) to foreclose or otherwise realize on any or all of the Collateral and/or as appropriate, set-off or apply to the payment of any or all of the Obligations, any or all of the Collateral, (iv) to vote equity interests by proxy, (v) to exercise dominion over cash in deposit accounts, (vi) to take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Credit Documents or applicable law and (vii) to reject any subsequent forbearance, financial restructuring or other proposal made by or on behalf of STG Parties, or any of them, or any creditor or equity holder.

(c)          Revolving Credit Facility. Subject to all of the terms and conditions set forth herein and in the Credit Agreement, the Majority Lenders with Revolving Loans and/or Revolving Commitments agree that, during the Forbearance Period, the Administrative Borrower may request Revolving Loans, and the RL Lenders may, but shall not be obligated to, in their sole discretion advance the requested Revolving Loans; provided that each of the conditions set forth in Section 8 of the Credit Agreement shall be satisfied, other than Section 8.01 solely as a result of the Financial Covenant Defaults.

(d)          Additional Interest. In connection with the Financial Covenant Defaults, and in consideration of the agreements contained herein, the STG Parties shall pay to the Administrative Agent (or, at the option of the Administrative Agent, to a designated affiliate of the Administrative Agent) (for distribution pro rata among the Lenders) additional interest (the “Additional Interest”) for the period from and including January 1, 2017 (the first day following the occurrence of the Financial Covenant Defaults) to, but excluding, the earlier of (x) the date on which all Loans are repaid and all Commitments under the Credit Agreement are terminated or (y) the date on which the Financial Covenant Defaults are waived by the Lenders in their sole discretion, at a rate per annum equal to 2% on the outstanding amount of the Loans. Additional Interest shall be payable (x) on the Forbearance Effective Date for the period to, but excluding, the Forbearance Effective Date and (y) thereafter, monthly in arrears.

(e)          No Waiver or Amendment. Nothing in this Forbearance, nor any of the Agent’s and the Required Lenders’ entry into this Forbearance or any of the documents referenced herein, their negotiations with any party with respect to any STG Party, their conduct of any analysis or investigation of any Collateral for the Obligations or any Credit Document, their acceptance of any payment from any STG Party or any other party, or any other action or failure to act on the part of the Agent or any Lender, shall (i) constitute or be construed as a waiver of or acquiescence to the Financial Covenant Defaults, which shall continue in existence subject only to the agreement of the Agent and the Required Lenders, as set forth herein, not to enforce their remedies for a limited period of time, (ii) constitute an extension, modification or waiver of, or give rise to any obligation on the part of the Agent or any Lender to extend, modify or waive, any term, condition or other aspect of the Credit Agreement or the other Credit Documents; (iii) extend the terms of the Credit Agreement or the due date of any of the Obligations; or (iv) give rise to any defenses or counterclaims to the right of the Agent and the Lenders to compel payment of the Obligations or to otherwise enforce their rights and remedies described in the Credit Agreement and the other Credit Documents. Except as expressly limited herein, the Agent and the Lenders hereby expressly reserves all of their rights and remedies described in the Credit Agreement and the other Credit Documents that may exist by virtue of the Financial Covenant Defaults, and from and after the Forbearance Termination Date, the Agent and the Lenders shall be entitled to enforce such rights and remedies according to the original terms of the Credit Documents. This Forbearance shall not constitute a course of dealing with the Agent or any Lender at variance with the Credit Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Credit Agreement and the other Credit Documents in the future. The STG Parties acknowledge and expressly agree that the Agent and the Lenders reserve the right to, and does in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Credit Documents.

2.          Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

3.          Condition to Effectiveness. This Forbearance shall be effective upon Administrative Agent’s receipt of or satisfaction of the following conditions (each in form and substance satisfactory to Administrative Agent in its reasonable discretion):

(a)          this Forbearance shall have been duly executed by the STG Parties, the Administrative Agent and the Required Lenders;

(b)          the Fee Letter dated as of the date hereof, by and among the STG Parties and the Administrative Agent, shall have been duly executed by each of the STG Parties and the Administrative Agent and all fees contemplated thereby shall have been paid; and

(c)          the Administrative Borrower shall have paid in full all fees and expenses of DLA Piper LLP (US), counsel to the Administrative Agent, required to be paid pursuant to the Credit Agreement.

The date on which each of the foregoing conditions is satisfied is referred to herein as the “Forbearance Effective Date”.

4.          Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Forbearance, each of STG Parties represents and warrants to the Administrative Agent and the Lenders, that the following statements are true and correct on and as of the date hereof and as of the Forbearance Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

(a)          Each STG Party has the corporate power and authority to execute, deliver and perform the terms and provisions of the Forbearance and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Forbearance. Each STG Party has duly executed and delivered the Forbearance, and the Forbearance constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b)          neither the execution, delivery or performance by any STG Party of the Forbearance, nor compliance by it with the terms and provisions thereof, (i) will contravene in any material respects any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict in any material respect with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any STG Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any STG Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any STG Party or any of its Subsidiaries;

(c)          after giving effect to this Forbearance and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects (or in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect” or dollar thresholds) on and as of the date hereof (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); and

(d)          no Default or Event of Default shall have occurred and be continuing or would result immediately from the effectiveness of this Forbearance or the consummation of the transactions contemplated hereby, other than, the Financial Covenant Defaults.

5.          Acknowledgment of Rights: Release of Claims. Each of Holdings, the Administrative Borrower, Access and Parent unconditionally and irrevocably acquits and fully and forever releases, remises, relieves and discharges and shall be deemed to have forever acquitted, remised, released and discharged the Administrative Agent and its affiliates and its and their respective past and present partners, members, subsidiaries, affiliates, officers, employees, agents, attorneys, principals, directors and shareholders and each of their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) on the date hereof from any and all manner of action and actions, cause and causes of action, (including, without limitation, a claim for contribution), charge, counterclaim, debt, demand, dues, suit, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, damages, judgment, expense, execution, lien, claim of liens, claim of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to any third party), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any or all of the Releasees, whether held in a personal or representative capacity, and which is based on any act, fact, event or omission or other matter, cause or thing occurring at or from the beginning of time to and including the date hereof directly or indirectly with respect to, based on, arising out of or in any way related to this Forbearance, the other Credit Documents or any other related documents, instruments, agreements or matters or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”). Each of Holdings, the Administrative Borrower, Access and Parent covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

6.          Reaffirmation. Each STG Party as borrower, debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which the such Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (ii) to the extent such STG Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each STG Party hereby consents to this Forbearance and acknowledges that each of the Credit Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Forbearance shall not operate as a waiver of any right, power or remedy of Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Credit Documents or serve to effect a novation of the Obligations. This Forbearance shall constitute a Credit Document.

7.          Execution in Counterparts. This Forbearance may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Administrative Borrower and the Administrative Agent. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

8.          Entire Agreement. THIS FORBEARANCE AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

9.          Miscellaneous. Sections 14.04, 14.07, 14.08 and 14.11 of the Credit Agreement are incorporated herein by reference and are made a part hereof and are applicable to this Forbearance as if fully set forth herein, mutatis mutandis.

[Signature Pages Follow}

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Forbearance as of the date first above written.

STG GROUP, INC., as Holdings

By:	/s/ Phillip Lacombe
Name: Phillip Lacombe
Title: President

STG GROUP HOLDINGS, INC., as Parent

By:	/s/ Phillip Lacombe
Name: Phillip Lacombe
Title: President

STG, INC.

By:	/s/ Phillip Lacombe
Name: Phillip Lacombe
Title: President

ACCESS SYSTEMS, INCORPORATED

By:	/s/ Phillip Lacombe
Name: Phillip Lacombe
Title: President

MC ADMIN CO LLC,

MC ADMIN CO LLC,
as Administrative Agent under the Credit Agreement

By:	/s/ Jonathan Tunis
Name: Jonathan Tunis
Title: Managing Director

SIGNATURE PAGE TO THE LIMITED
FORBEARANCE TO CREDIT
AGREEMENT DATED AS OF THE
DATE FIRST WRITTEN ABOVE,
AMONG STG GROUP, INC., STG
GROUP HOLDINGS, INC., STG, INC.,
ACCESS SYSTEMS, INCORPORATED,
THE LENDERS PARTY HERETO, MC
ADMIN CO LLC, AS
ADMINISTRATIVE AGENT AND PNC
BANK, NATIONAL ASSOCIATION, AS
COLLATERAL AGENT

NAME OF INSTITUTION:

MC CREDIT FUND I LP

By:	/s/ A. Nayyar
Name:
Title:

SIGNATURE PAGE TO THE LIMITED
FORBEARANCE TO CREDIT AGREEMENT
DATED AS OF THE DATE FIRST
WRITTEN ABOVE, AMONG STG GROUP,
INC., STG GROUP HOLDINGS, INC., STG,
INC., ACCESS SYSTEMS,
INCORPORATED, THE LENDERS PARTY
HERETO, MC ADMIN CO LLC, AS
ADMINISTRATIVE AGENT AND PNC
BANK, NATIONAL ASSOCIATION

NAME OF INSTITUTION:

MC CREDIT FUND II LP

By:	/s/ A. Nayyar
Name:
Title:

SIGNATURE PAGE TO THE LIMITED
FORBEARANCE TO CREDIT
AGREEMENT DATED AS OF THE DATE
FIRST WRITTEN ABOVE, AMONG
GLOBAL DEFENSE & NATIONAL
SECURITY SYSTEMS, INC., STG
GROUP, INC., STG, INC., ACCESS
SYSTEMS, INCORPORATED, THE
LENDERS PARTY HERETO, MC ADMIN
CO LLC, AS ADMINISTRATIVE AGENT
AND PNC BANK, NATIONAL
ASSOCIATION, AS COLLATERAL
AGENT

NAME OF INSTITUTION:

CERBERUS PNC FUNDING LLC

By:	/s/ Dan Wolf
Name: Dan Wolf
Title: CEO